ARTICLES OF INCORPORATION OF NETWORK USA, INC.

     I, the undersigned, for the purpose of forming a corporation under the general corporation law (Chapter 78 of Nevada Revised Statutes) of the state of Nevada, do hereby certify:

                                    ARTICLE I

     The  name  of  this  Corporation  is  Network  USA,  Inc.

                                   ARTICLE II

     The  period  of  its  duration  is  perpetual.

                                   ARTICLE III

     The initial principal office of the Corporation is to be located at 1 East First Street in the city of Reno, county of Washoe, Nevada. The name of the initial registered agent of the Corporation at such address is The Corporation Trust Co. of Nevada.

                                   ARTICLE IV

     The purpose for which this Corporation is organized is to transact any and all lawful business for which Corporations may be incorporated under Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE VI

     The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 51,000,000 shares, of which 1,000,000 shares shall be Preferred Stock of the par value of one cent ($.01) each (hereinafter called the "Preferred Stock") and of which 50,000,000 shares shall be Common Stock of the par value of one cent ($.Ol) each (hereinafter called the "Common Stock").

     A. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designation as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the Articles of Incorporation or of any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors providing for the issue of such series. The Preferred Stock of any series shall or may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends at such rates, on such conditions and at such times; (c) entitled to such rights upon the dissolution of, or upon the distribution of the assets of the corporation; and (d) made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustment as shall or may be provided, stated, or expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such series.

     B. The Common Stock of the Corporation shall be subject to the prior rights of the Preferred Stock as may be set forth in the resolution or resolutions by the Board of Directors providing for the issuance of the Preferred Stock. Except for such voting rights as may be provided for in the resolution or resolutions creating one or more series of Preferred Stock, sole voting rights shall be in the Common Stock. Cumulative voting in any election of directors, regardless of class or series, is hereby expressly denied.

                                   ARTICLE VI

     The members of the governing board of this Corporation are styled Directors of which there shall not be less than one Director as long as there is only one shareholder, not less than two Directors if there are only two Shareholders, and not less than three Directors if there are more than two Shareholders. The number of directors may be increased or decreased from time to time in the manner provided by law or the By-Laws of the Corporation. Directors need not be residents of the state of Nevada or Shareholders of the Corporation.

     The initial By-Laws of the Corporation shall be adopted by its Board of Directors. The Board of Directors shall have the power to alter, amend. or repeal the By-Laws from time to time, subject to the reserved power of the Share-holders at any meeting of Shareholders to alter, amend or repeal any provision of the By-Laws or to adopt new By-Laws.

     The initial Board of Directors shall consist of three (3) members. The names and addresses of the persons who are to serve as Directors until the first annual meeting of the Shareholders and until their successors shall have been elected and qualified, unless they shall be replaced in accordance with the provisions of the By-Laws are as follows:

     Tom  Winn           2100  West  Loop  South,  #1000, Houston, Texas 77027

     Mike  Mead          2100  West  Loop  South,  #1000, Houston, Texas 77027

     Harold  Mead        2100  West  Loop  South,  #1000, Houston, Texas 77027


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                                   ARTICLE VII

     Upon each matter submitted to a vote at every meeting of the Shareholders of the Corporation, every holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in his name on the books of the Corporation.

     Shareholders of this Corporation shall not have the right to accumulate their votes at any election of Directors. At each such election for Directors, each Shareholder shall be entitled to vote in person or by proxy the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote.

                                  ARTICLE VIII

     Holders of stock of the Corporation shall not be entitled, as such, as a matter of preemptive or preferential right, to subscribed for or purchase any part of alry new or additional issue of stock, or securities of the Corporation or of any subsidiary or affiliate of the company convertible into, or exchangeable for, or carrying rights or options to purchase or subscribe to, stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or to treasury stock, and the same shall apply whether issued for cash, property, services or otherwise.

                                   ARTICLE IX

     The Corporation shall indemnify every Director or Officer, his heirs, executors and administrators, against expenses actually and reasonably incurred by him, as well as any amount paid upon a judgment in connection with any action, suit or proceeding, civil or criminal, to which he may be made a party by reason of his being or having been a Director or Officer of the Corporation, or at the request of the Corporation, having been a director or officer of any other corporation of which the Corporation was at such time a shareholder or creditor and from which other corporation he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty to the Corporation.

     In the event of a settlement, indemnification shall he provided only in connection with such matters covered by the settlement as to which the Corporation is advised by its counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                                    ARTICLE X

     No contract or other transaction between the Corporation and any other corporation shall be affected by the fact that one (1) or more of the Directors or Officers of this Corporation is interested in or is a director or officer of such other corporation and any Director or Officer individually may be a party to or may be interested in any contract or transaction of this Corporation. No contract or transaction of this Corporation with any person or persons, firm or association shall be affected by the fact that any Director or officer of this Corporation is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such Director or officer shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of Directors of the Corporation not so interested. In the absence of fraud, no Director or officer having such adverse interest shall be liable to the Corporation or to any Shareholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director or Officer be accountable for any gains or profits realized thereon. In any case described in this Article X any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction.

                                   ARTICLE XI

     The name and address of the incorporator signing these Articles of Incorporation is as follows:

     David  Merryman     2100  West Loop South, Suite 1000, Houston, Texas 77027

     In witness whereof, I have hereunto subscribed my name this 27 day of August, 1987.

                         David Merryman

     STATE  OF  TEXAS  COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared David Merryman, known to me to be the person whose name is subscribed to the foregoing instrument, who being first duly sworn did state that he signed said instrument as incorporator and that the statements contained there are true and correct.

SUBSCRIBED  AND  SWORN  TO  before  me  on  this  the  28  day of  August,  1983.

     [Seal]                 Kathy  Elam  Mendel

                            Notary Public in and for the

                            THE STATE OF TEXAS


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